AMENDMENT NO. 1 TO LOAN AGREEMENT

AND RELATED NOTE

THIS AMENDMENT NO. 1 TO LOAN AGREEMENT AND RELATED NOTE (this “Amendment”) dated as of November 29, 2013, is by and among HSL HOLDINGS INC., a Delaware corporation (the “Borrower”), JUBILANT LIFE SCIENCES HOLDINGS, INC. (the “Guarantor”), and JUBILANT CADISTA PHARMACEUTICALS INC., a Delaware corporation (the “Lender”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the “Loan Agreement” (as defined below).

WHEREAS, the Lender has extended an unsecured recourse loan to the Borrower in the principal amount of Twenty Million and 00/100 ($20,000,000) pursuant to a Loan Agreement, dated as of January 30, 2013 (the “Loan Agreement”); and

WHEREAS, as a condition to not immediately demanding payment of the Loan (but without waiving its right to do so in the future), Lender has requested certain amendments to the Loan agreement to provide for adjustments to the interest rate on the Loan under certain circumstances, and Borrower and Lender have agreed to such amendment; and

WHEREAS, the Guarantor intends by its signature hereof to acknowledge and consent to such modification (notwithstanding that such consent is not legally required for the obligations of the Guarantor to remain binding),

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Loan Agreement. Upon effectiveness of this Amendment as set forth in Section 3 below, the Loan Agreement shall be amended by amending and restating Section 2(i) to read as follows:

“(i) The outstanding principal amount of the Loan shall bear interest from the date hereof until paid in full at a rate equal to four percent (4%) per annum; provided, however, that the interest rate shall be reset effective as of September 1 and March 1 (each such date, an “Interest Reset Date”), commencing March 1, 2014, so that such four percent (4%) per annum rate is increased by an amount equal to the increase, if any, in the “Six Month Libor Rate” (as hereinafter defined) on such Interest Reset Date, over the “Base Rate” (as hereinafter defined). For purposes of this Agreement: the “Six Month Libor Rate” for any particular day (a “Measurement Date”) means the interest rate, equal to the London Interbank Offered Rate for deposits in United States Dollars for a period of six (6) months, as published in The Wall Street Journal on such date (or if not so published, as determined as of the applicable Measurement Date on any reasonable basis by Lender); the “Base Rate” shall mean the Six Month Libor Rate on August 15, 2013; and for purposes of determining the increase, if any, in the interest rate above four percent (4%) per annum on any Interest Reset Date, the Measurement Date for determining the Six Month Libor Rate on such Interest Reset Date shall be two (2) business days preceding that Interest Reset Date. Notwithstanding the foregoing or anything else to the contrary contained herein, under no circumstances will the interest rate on the Loan or under the Note be more than the maximum rate allowed by applicable law. All computations of interest and fees made or called for under this Loan Agreement or the Note shall be calculated on the basis of actual days elapsed over a 360 day year. For the avoidance of doubt, and notwithstanding anything else to the contrary contained in this Agreement, under no circumstances shall the interest rate on the principal amount of the Loan ever be less than four percent (4%) per annum regardless of any decrease in the Six Month Libor Rate as compared to the Base Rate as determined on any Interest Reset Date.”

2. References to Loan Agreement in Note All references to the “Loan Agreement” in the Note shall mean the Loan Agreement as modified hereby

3. Conditions to Effectiveness. This Amendment shall be and become effective when the Lender shall have received counterparts of this Amendment, which collectively, shall have been duly executed on behalf of the Borrower and the Guarantor.

4. Representations and Warranties.

(a) Borrower hereby represents and warrants to the Lender that:

(i) No default or Event of Default will exist after giving pro forma effect to this Amendment and the transactions contemplated by and consented to in this Amendment;

(ii) Giving effect to this Amendment, the representations and warranties set forth in the Loan Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date);

(iii) Each of the Guarantor and the Borrower has the organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder and has taken all necessary organizational action to authorize the execution, delivery and performance by it of this Amendment; and

(iv) Each of the Guarantor and the Borrower has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

(b) The Guarantor hereby makes the same representations and warranties to Lender, after giving effect to this Amendment as set forth in Sections 4(a)(iii) and (iv) of this Amendment as if set forth herein mutatis mutandis.

5. Amendment; No Implied Waiver. This Amendment shall be limited precisely as written and shall not operate as a consent to any other action or inaction by the Borrower or the Guarantor, or as a waiver or amendment of any right, power, or remedy of the Lender under the Loan Agreement or the Note nor constitute a consent to any action or inaction, or a waiver or amendment of any provision contained in the Loan Agreement and the Note except as specifically provided herein. Without limiting the generality of the foregoing, and for the avoidance of doubt, nothing contained in this Amendment shall limit or be deemed to limit Lender’s right to demand repayment of all or any portion of the outstanding principal amount of the Loan, accrued and unpaid interest, together with prepayment fees and other sums and expenses, pursuant to Section 3 of the Loan Agreement, regardless of whether an Event of Default has occurred.

6. Reaffirmation of Borrower and Guarantors Obligations; Other Acknowledgement and Consents. Each of the Borrower and the Guarantor hereby:

(a) Agrees that it is truly and justly indebted to the Lender for all of the Borrower’s obligations under the Loan Agreement and the Note without defense, offset or counterclaim of any kind whatsoever and reaffirms and admits the validity and enforceability of the Loan Agreement, the Note and the Guaranty to which it is a party;

(b) Consents to the execution and delivery of this Amendment by the Borrower and the Guarantor and to the terms and conditions set forth herein and any other waivers, consents or amendments which the Lender deems appropriate;

(c) Agrees to be bound by the terms and conditions of the Loan Agreement as amended or modified by this Amendment;

(d) Acknowledges and agrees that all obligations of the Borrower under the Loan Agreement, as amended and modified by this Amendment, are included in the obligations guaranteed by the Guarantor pursuant to the Loan Agreement; and

(e) Notwithstanding any prior disregard of any of the terms of the Loan Agreement or the Note, agrees that the terms of the Loan Agreement and Note shall be strictly adhered to on and after the date hereof in accordance with the terms hereof.

7. Further Assurances. The Borrower and the Guarantor will each execute such additional documents as are reasonably requested by the Lender to reflect the terms and conditions of this Amendment and will cause to be delivered such agreements, certificates, and other documents as are reasonably required by the Lender.

8. Counterparts/Telecopy This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

9. Governing Law. This Amendment shall be deemed to be a contract made under and governed by the laws of the State of Delaware, without giving effect to conflict of laws principles.

10. Survival. All warranties, representations and covenants made by Borrower and the Guarantor herein, or in any agreement referred to herein or in any certificate, document or other instrument delivered by them or on their behalf under this Amendment, shall be considered to have been relied upon by Lender. All statements in any such certificate or other instrument shall constitute warranties and representations by Borrower and Guarantor hereunder. All warranties, representations, and covenants made by Borrower and Guarantor hereunder or under any other agreement or instrument shall be deemed continuing until the payment in full, in cash, and indefeasible satisfaction of all liabilities and obligations of Borrower under the Loan Agreement and the Note.

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IN WITNESS WHEREOF, the Borrower and the other parties listed below have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

HSL HOLDINGS INC.,

By:	/s/ Sitakant Chaudhury
Sitakant Chaudhury, Secretary

GUARANTOR:

JUBILANT LIFE SCIENCES HOLDINGS, INC.

By:	/s/ Rahul Devnani
Rahul Devnani, Treasurer

LENDER:

JUBILANT CADISTA PHARMACEUTICALS INC.

By:	/s/ Kamal Mandan
Kamal Mandan, Chief Financial Officer

[Signature page to Amendment No. 1 to Loan Agreement]

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